UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) January 4, 2002

RAINING DATA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-16449	94-3046892
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

17500 Cartwright Road
Irvine, California 92614
(Address of Principal Executive Offices)

(949) 442-4400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 4. Changes in Registrant’s Certifying Accountants

Grant Thornton LLP was previously the principal accountants for Raining Data Corporation. On January 2, 2002, that firm’s appointment as principal accountants was terminated and KPMG LLP was engaged as principal accountants. The decision to change accountants was approved by the board of directors.

In connection with the audits of the two fiscal years ended March 31, 2000, and 2001, and reviews of the subsequent interim period through September 30, 2001, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of Grant Thornton LLP on the consolidated financial statements of Raining Data Corporation and subsidiaries as of and for the years ended March 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

ITEM 7. Financial Statements and Exhibits

A letter from Grant Thornton LLP is attached as Exhibit 16.1 to this Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAINING DATA CORPORATION
(Registrant)

Date: January 4, 2002	/s/ SCOTT K. ANDERSON, JR Vice President-Finance, Treasurer and Secretary

INDEX OF EXHIBITS:

16.1	Letter on change in certifying accountant